UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

ALLURION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41767	92-2182207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Huron Drive

Natick, MA, 01760

(Address of Principal Executive Offices, including Zip Code)

(508) 647-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALUR	The New York Stock Exchange
Warrants to purchase 0.056818 shares of Common Stock for $202.50 per share	ALUR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On November 11, 2025, Allurion Technologies, Inc. (the “Company” or “Allurion”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell 2,994,012 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and accompanying common warrants to purchase up to 2,994,012 shares of Common Stock (the “Private Placement Warrants,” and together with the Private Placement Shares, the “Private Placement Securities”), for an aggregate purchase price of approximately $5 million at a purchase price of $1.67 per Private Placement Share and accompanying Private Placement Warrant (the “Private Placement”).

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions. The Company is required to use its reasonable best efforts to hold a meeting of stockholders no later than January 31, 2026 for the purpose of, among other things, obtaining stockholder approval of the issuance of the shares of Common Stock issuable upon exercise the Private Placement Warrants as required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”) (the “Stockholder Approval”).

The Private Placement Warrants are exercisable following receipt of the Stockholder Approval at an exercise price of $1.67 per share and terminate on the five year anniversary of the date of the Stockholder Approval. The holder of any Private Placement Warrants may not exercise such Private Placement Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of Common Stock outstanding immediately after giving effect to such exercise. There is no public market for the Private Placement Warrants and we do not intend to apply for a listing of the Private Placement Warrants on the NYSE or any other national securities exchange or nationally recognized trading system.

Pursuant to a registration rights agreement (the “Registration Rights Agreement”), the Company has agreed to file a resale registration statement with the Securities and Exchange Commission (the “SEC”) by January 10, 2026 to register the resale of the Private Placement Shares and the shares of Common Stock underlying the Private Placement Warrants. The Company must use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as possible, but in no event later than the date which shall be either (a) in the event that the SEC does not review such registration statement, 90 days after the closing date of the Private Placement, or (b) in the event that the SEC does review such registration statement, 120 days after the closing date of the Private Placement (but in any event, no later than five (5) trading days following the SEC’s notification that it has no further comments to the registration statement).

Roth Capital Partners, LLC (“Roth”) acted as the exclusive placement agent for the issuance and sale of the Private Placement Securities. The Company has agreed to pay up to an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Private Placement. The Company also agreed to pay Roth up to $100,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

The offer, issuance and sale of the Private Placement Securities issued or issuable pursuant to the Securities Purchase Agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the Private Placement Warrant do not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, the form of Registration Rights Agreement and the form of Private Placement Warrant, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

Exchange Agreement

On November 11, 2025, the Company entered into a securities purchase and exchange agreement (the “Exchange Agreement”) with certain entities managed by RTW Investments, LP (collectively, “RTW”), pursuant to which RTW has agreed to exchange all of the (i) principal amount of convertible senior secured notes (the “Notes”), purchased pursuant to the terms of a Note Purchase Agreement with RTW, dated as of April 14, 2024 (as amended, the “Note Purchase Agreement”), including interest accrued on the Notes; (ii) Company obligations under a revenue interest financing agreement with RTW, dated as of February 9, 2023, as amended (the “First RIFA”) and (iii) Company obligations under a revenue interest financing agreement with RTW, dated as of October 30, 2024, as amended (the “Second RIFA,” and together with the First RIFA, the “RIFAs”) for shares of a newly issued class of Series B convertible preferred stock, par value $0.0001 per share (“Series B Preferred Stock”) of the Company (the “Exchange”).

The Exchange Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, certain obligations of the parties, and indemnification provisions. RTW’s obligation to consummate the closing of the Exchange is conditioned upon, among other things, the receipt of stockholder approval of the issuance of the Series B Preferred Stock and Common Stock issuable upon conversion thereof (the “Conversion Shares”) no later than January 31, 2026, the filing of a Certificate of Designations of Rights and Preferences of the Series B Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the rights, preferences and privileges of the Series B Preferred Stock, compliance with the listing requirements of the national securities exchange on which the Common Stock is then listed and the approval for listing of the Conversion Shares by such national securities exchange.

Pursuant to the Exchange Agreement, the Company has agreed, at the request of any holder of Series B Preferred Stock, to file a resale registration statement with the SEC to register the resale of the Series B Preferred Stock, the Common Stock issuable upon conversion thereof and other equity of the Company held by RTW as of the date of the Exchange Agreement, and to cause such registration statement to become effective within 90 days of the filing date.

The following is a summary of the terms of the Series B Preferred Stock:

General: Each share of Series B Preferred Stock has an initial stated value of $1,000.00 per share and, when issued, each share of Series B Preferred Stock will be fully paid and non-assessable. With respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, the Series B Preferred Stock will rank senior to all other capital stock.

Conversion: The Series B Preferred Stock is convertible into shares of Common Stock at the holder’s election at any time subject to the terms and conditions of the Exchange Agreement. Each share of Series B Preferred Stock converts into a number of shares of Common Stock equal to the amount determined by dividing (x) the stated value of $1,000, together with any accrued dividends, by (y) the conversion price of $3.37, subject to adjustment, and provided, that in no event shall a holder of Series B Preferred Stock have the right to convert such holder’s Series B Preferred Stock if, following such conversion, such holder and its affiliates would own shares of Common Stock exceeding 9.9% of the total number of shares of Common Stock outstanding. If certain corporate events occur and a holder of our Series B Preferred Stock elects to convert its shares of Series B Preferred Stock after a Make-Whole Fundamental Change (as defined in the Certificate of Designations), then the conversion rate shall be increased for such holder as set forth in the Certificate of Designations.

Voting Rights: The holders of Series B Preferred Stock will be entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote, together as a single class; provided that holders of our Series B Preferred Stock shall not be entitled to vote to the extent the Series B Preferred Stock is not convertible as a result of the beneficial ownership limitation described above or is otherwise not eligible to vote under the applicable rules of the NYSE or other applicable national securities exchange on which the Common Stock is then listed.

Dividend Rights: The Series B Preferred Stock accrues dividends at a rate of 8.25% per annum. The dividends are payable to each record holder of the Series B Preferred Stock in cash; provided that (i) until the second-year anniversary of the issuance of the Series B Preferred Stock and (ii) following the second-year anniversary of the issuance of the Series B Preferred Stock, if the Company is unable to pay cash dividends in compliance with Delaware law, the Company will, in each case, pay the dividend by increasing the accrued value of the Series B Preferred Stock.

Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock will be entitled to be paid out of the assets legally available for distribution to stockholders a liquidation preference per share equal to the greater of (i) the then accrued value plus any dividends and (ii) the amount the holders of Series B Preferred Stock would have received upon such liquidation, dissolution or winding up of the Company had all such holders converted such Series B Preferred Stock into Common Stock, in each case before any distribution of assets is made to holders of all other capital stock of the Company.

Governance Rights: Upon the closing of the Exchange, RTW’s rights to appoint certain directors of the Company pursuant to the Note Purchase Agreement and the RIFAs will terminate and be replaced by the rights set forth in the Certificate of Designations. Pursuant to the terms of the Certificate of Designations, for so long as RTW or its affiliates beneficially own at least: (i) 10% of the Company’s securities, RTW will have the right to nominate an individual for election to the Company’s Board of Directors (the “Board”) and (ii) 30% of our securities, RTW will have the right to nominate a second individual for election to the Board, in each case subject to the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the approval of the Board. Such individuals shall initially be Nicholas Lewin and R. Jason Richey, respectively, who currently serve on the Board. In addition, for so long as (x) a Specified Breach Event (as defined below) has occurred and is continuing and (y) RTW or its affiliates beneficially own at least 10% of the Company’s securities, RTW will have the right to nominate two additional individuals for election to the Board, in each case subject to the recommendation of the Nominating Committee and the approval of the Board. Notwithstanding the foregoing, if the appointment of such individuals would result in a majority of the Board being comprised of individuals nominated by RTW, then (i) such nomination right will be reduced so that all individuals nominated by RTW shall represent less than a majority of the Board, (ii) the Company will use its best efforts to increase the size of the Board to permit nomination of both individuals while all individuals nominated by RTW represent less than a majority of the Board, and (iii) the dividend rate of the Series B Preferred Stock will be increased by 2% during such period that at least one such individual cannot be appointed. “Specified Breach Event” means the Company’s failure to satisfy its obligations under the Exchange Agreement to: (i) maintain a minimum aggregate balance of $3.0 million in unrestricted cash and (ii) obtain a marketing authorization from the U.S. Food and Drug Administration for one of its products no later than December 31, 2026, which, in each case, has not been cured.

The offer, issuance and sale of the Series B Preferred Stock issued or issuable pursuant to the Exchange Agreement has not been, and will not be, registered under the Securities Act, or any state securities laws, and unless so registered, such securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Exchange Agreement and the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement and the form of Certificate of Designations, which are filed as Exhibit 10.3 and Exhibit 3.1 hereto, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2025, the “Company issued a press release announcing its financial results for the three and nine months ended September 30, 2025. The full text of that press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement and the Exchange described in Item 1.01 above, which description is incorporated into this Item 3.02 by reference, the Private Placement Securities and the Series B Preferred Stock (including the Common Stock issuable upon exercise of the Private Placement Warrants or conversion of the Series B Preferred Stock) (collectively, the “Private Securities”) were issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) under the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Private Securities did not involve a public offering and was made without general solicitation or general advertising. All participating investors represented that they are “accredited investors” as defined in Rule 501(a) of Regulation D under the Securities Act, and were acquiring the Private Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Private Securities have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Item 8.01.	Other Events.

On November 4, 2025, RTW provided a notice (the “Notice”) to the Company to convert approximately $5 million of principal amount of Notes, pursuant to the terms of the Note Purchase Agreement (the “Conversion”), which Notice was accepted by the Company on November 5, 2025. The right for RTW to provide the Notice was triggered by the Company’s market capitalization, as determined in accordance with the rules of the NYSE, being reasonably expected to fall below $15 million. The Conversion occurred at the floor conversion price of $3.35 per share, and the Company issued and delivered to RTW an aggregate of 1,492,539 shares of Common Stock.

On November 11, 2025, the Company issued a press release announcing that it had entered into the Securities Purchase Agreement and the Exchange Agreement. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished in Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any of the securities described herein or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Form of Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.

4.1	Form of Private Placement Warrant.

10.1	Form of Securities Purchase Agreement.

10.2†	Form of Registration Rights Agreement.

10.3†+	Securities Purchase and Exchange Agreement, dated as of November 11, 2025, between Allurion Technologies, Inc. and certain entities affiliated with RTW Investments, LP.

99.1	Press Release dated November 12, 2025.

99.2	Press Release dated November 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

+	Portions of this exhibit have been redacted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLURION TECHNOLOGIES, INC.

Date: November 12, 2025	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Chief Legal Officer